Exhibit 21.1

                                 Subsidiaries of
                           Maverick Oil and Gas, Inc.


Name of Subsidiary                        State of Incorporation or Organization
------------------                        --------------------------------------

Maverick Woodruff County, LLC                              Delaware

Maverick Basin Exploration, LLC                            Delaware

Maverick Operating, LLC                                     Texas

Maverick Turner Escalera, LLC                              Delaware

Maverick Zapata County, LLC                                Delaware

RBE, LLC                                                   Delaware

Maverick Whitewater, LLC                                   Delaware